UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Between June 14, 2013 and July 30, 2013, the Company issued 2,050,000 shares of the Company’s unregistered common stock to three accredited investors in exchange for the conversion of $205,000 face value of Convertible Debentures issued on November 27, 2012.

Item 8.01. Other Events

On July 23, T3 Motion, Inc., a Delaware corporation (the "Company") sent a letter to NYSE MKT, LLC (the “Exchange”), specifically to the Committee on Securities of NYSE MKT, LLC (the "Committee") requesting an appeal of the July 8, 2013 decision of the Listing Qualifications Panel of the Committee (the “Panel”) affirming the determination of the Exchange’s Corporate Compliance staff (the “Staff”) to delist the Company’s common stock.

One July 29, 2013, the Company received notification of approval from counsel to the Committee that the Committee will consider the matter on September 17, 2013 at the offices of the Exchange. The notification letter from the NYSE MKT dated July 29, 2013 is attached as Exhibit 99.1 and is incorporated herein. The discussion herein regarding the notification letter is qualified by the full text of the letter.

On July 8, 2013, the Company had received a letter from the NYSE MKT stating that the Panel was denying the Company’s appeal on the previous delisting proceedings and affirming the decision of the NYSE MKT staff to delist the Company from the NYSE MKT because of the Company’s financial impairment. The notification letter from the NYSE MKT dated July 8, 2013, was previously filed as an attachment to Form 8-K filed on July 12, 2013.

The July 8, 2013 letter stated that initiating any such review would not stay the Panel’s decision and that the NYSE MKT will suspend trading in the Company’s common stock “as soon as practicable” in accordance with Section 1204(d) of the NYSE MKT’s Company Guide and will file an application with the SEC to strike the Company’s common stock from listing and registration with the NYSE MKT when and if authorized, in accordance with Sections 1205(g), 1206(d) and/or 1206(e) of the NYSE MKT’s Company Guide. The Company’s common stock currently trades on OTC-BB.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description

99.1	Notification Letter dated July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: August 1, 2013	By:	/s/ William Tsumpes
Name: William Tsumpes Title: Chief Executive Officer